FARMER MAC MORTGAGE SECURITIES CORPORATION,

As Note Purchaser

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION,

As Borrower

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,

As Guarantor

_______________________________

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

_______________________________

Dated as of July 13, 2009

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of July 13, 2009 (“Amendment”), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”); and Farmer Mac, as Guarantor.

RECITALS

WHEREAS, the Purchaser, Farmer Mac, and National Rural are parties to a certain Note Purchase Agreement dated as of February 5, 2009 (“Note Purchase Agreement”); and

WHEREAS, the parties have agreed to modify the Note Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and National Rural agree as follows:

      1.           Recitals.  The foregoing Recitals are hereby incorporated by reference into this Amendment.

      2.           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note Purchase Agreement.

      3.           Amendment.

    (a) The Note Purchase Agreement is hereby amended by deleting the existing definition of Closing Date and replacing it with the following definition in Section 1.01:

“Closing Date” means the date of the funding of each issuance of Notes hereunder, which date shall be set forth in the applicable Pricing Agreement.

    (b) The Note Purchase Agreement is hereby amended by adding the following definition of Final Maturity Date in Section 1.01:

“Final Maturity Date” means December 31, 2016, or such other date as agreed to by the parties.

    (c) The Note Purchase Agreement is hereby amended by deleting Section 2.01 in its entirety and replacing it with the following:

SECTION 2.01    Purchase of Notes; Minimum Denominations.  The Purchaser agrees to purchase Notes, at 100% of their principal amount, from time to time, on or before the Final Maturity Date, as requested by National Rural by written notice (each, a “Notice of Borrowing”) to Farmer Mac in an aggregate principal amount, for all Notes outstanding hereunder at any one time, not in excess of $500 million, subject to satisfaction of the conditions set forth herein.  National Rural may borrow, repay (subject to the terms of the applicable Notes being repaid) and reborrow funds at any time or from time to time up to, but not including the Final Maturity Date.  Each advance under this Agreement shall be disbursed in a minimum amount of $50 million and additional increments of $5 million in excess thereof or such other amounts as agreed to in the applicable Pricing Agreement.  Each advance shall price within 3 Business Days of National Rural providing a Notice of Borrowing to Farmer Mac and shall close and fund within 3 Business Days of pricing, subject to satisfaction of the conditions set forth herein and in accordance with the procedures set forth in Section 2.02(d) hereof, unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement.

(d) The Note Purchase Agreement is hereby amended by deleting Section 2.02(d) in its entirety and replacing it with the following:

(d)           Notice of Borrowing; Determination of Applicable Margin; Procedure for Pricing.  (i)  Each Notice of Borrowing shall indicate the amount of the Note and the desired maturity date of such Note that National Rural requests to be advanced.  A Notice of Borrowing may request preliminary pricing indications for more than one type of Note, with the understanding that only one type of Note will be issued on any particular Closing Date, unless otherwise agreed by the parties hereto in a Pricing Agreement.  Each Notice of Borrowing shall also provide name, telephone and email contact information of an authorized representative of National Rural.

(ii) Upon receipt of a Notice of Borrowing from National Rural, Farmer Mac shall, within 2 Business Days, provide to National Rural a preliminary indication of the Applicable Margin (LIBOR) or Applicable Margin (Treasury), or both, as applicable to any Notice of Borrowing; provided that Farmer Mac shall not be obligated to provide an indication of pricing if Farmer Mac uses its best efforts to obtain and provide such preliminary indication, but determines in its sole discretion reasonably exercised after consultation with National Rural that market conditions are unfavorable for the issuance of debt to fund Notes with the terms set forth in the Notice of Borrowing.  Upon an acceptance of such preliminary indication of pricing by National Rural, the applicable Note will price within one Business Day (and may price on the day of the preliminary pricing if the parties so agree) thereafter, unless the parties otherwise agree to a longer period of time as set forth in the applicable Pricing Agreement.  Farmer Mac shall provide National Rural with written notice of the final Applicable Margin (LIBOR) or Applicable Margin (Treasury) no later than the time of pricing of each advance.  National Rural shall be deemed to approve of such pricing so long as the Applicable Margin (LIBOR) or Applicable Margin (Treasury) shall not exceed the preliminary indication by more than 5 basis points (0.05%).  If the final pricing does exceed the preliminary indication by more than 5 basis points (0.05%), an authorized representative of National Rural must agree via email confirmation prior to or simultaneously with the pricing to accept such margin.

(e)           The Note Purchase Agreement is hereby amended by deleting Section 2.03 in its entirety and replacing it with the following:

SECTION 2.03    Maturity.  Each Note shall mature on the maturity date set forth in the applicable Pricing Agreement and in any event no later than the Final Maturity Date.

(f)           The Note Purchase Agreement is hereby amended by deleting Section 4.01(d) in its entirety and replacing it with the following:

(d)           such other information concerning National Rural or the Pledged Collateral as is reasonably requested by Farmer Mac.

4.           GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW.  TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.

5.           Inconsistency with Note Purchase Agreement.  Except as otherwise amended or modified herein, the terms, conditions and provisions of the Note Purchase Agreement remain in full force and effect.  In the event of any conflict or inconsistency between the terms of this Amendment and the Note Purchase Agreement, the terms of this Amendment shall control.

6.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:	/s/ JEROME G. OSLICK
Name:	Jerome G. Oslick
Title:	Vice President

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ TIMOTHY L. BUZBY
Name:	Timothy L. Buzby
Title:	Vice President - CEO

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:
Name:
Title:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:
Name:
Title:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ LAWRENCE ZAWALCK
Name:	Lawarence Zawalick
Title:	Senior Vice President